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                                                                   Exhibit 15(b)



                             PLAN OF DISTRIBUTION

                                     Of The

                            MEYERS PRIDE VALUE FUND

                            A Separate Series Of The

                            MEYERS INVESTMENT TRUST

                                (As Re-adopted)

     WHEREAS, the Meyers Investment Trust (the "Trust") is a business trust organized under the laws of the State of Delaware;

     WHEREAS, the Trust has established a separate series of the beneficial interests of the Trust, par value $.00001 (the "Shares"), designated the Meyers Pride Value Fund (the "Fund");

     WHEREAS, on or about April 1, 1996, the Trust filed a Registration Statement on Form N-1A (File Nos. 33-32111 and 811-7581) (the "Registration Statement"), under the Investment Trust Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission"), in connection with the registration of the Shares, and such Registration Statement was declared effective by the Commission on June 9, 1996;

     WHEREAS, on or about May 9, 1996, the Board of Trustees of the Trust adopted a Plan of Distribution (the "Plan") for distribution of the Shares in accordance with Rule 12b-1 under the 1940 Act;

     WHEREAS, on or about June 13, 1996, the founding shareholders of the Fund approved the Plan;

     WHEREAS, the Plan authorized the Trust to engage a distributor to be selected by the Board to distribute the Shares and, in connection therewith, for the expenses for services performed and expenses incurred by such distributor in connection with the distribution of the Shares be paid in accordance with the Plan; and

     WHEREAS, in accordance with Rule 12b-1 under the 1940 Act, the Plan is required to be re-adopted no later than twelve (12) months following the adoption of the Plan.

     NOW, THEREFORE, the Trust hereby re-adopts this Plan of Distribution (the "Plan") for distribution of the Shares in accordance with Rule 12b-1 under the 1940 Act, and on and subject to the following terms and conditions:

     1.  DISTRIBUTION AGREEMENT

         Upon re-adoption of this Plan in accordance with section 4 below, the
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Trust is hereby authorized to enter into (or renew) a distribution agreement
(the "Distribution Agreement"), with a Distributor to be selected by the Board of Trustees (the "Distributor"), wherein the Trust will compensate the Distributor, from the assets of the Fund, for services performed and expenses incurred by the Distributor in connection with the distribution of the Shares and for providing certain services to the

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shareholders of the Fund. The Distribution Agreement shall be in writing and shall contain such provisions as the Trust determines to be reasonable and necessary consistent, however, with the terms and conditions and limitations of this Plan.

     2.   COMPENSATION

          The amount of compensation paid to the Distributor pursuant to the terms of the Distribution Agreement during any one year for such year shall not exceed one-quarter of one percent (0.25%) of the average daily net assets of the Fund. For the purposes of determining the fees payable under this Plan, the value of the net assets of the Fund shall be computed in the manner specified in the Registration Statement (including prospectus and statement of additional information) as then in effect. Such compensation shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Trustees may determine.

     3.   SERVICES AND EXPENSES

          The types of distribution services and expenses for which the Distributor may be compensated under this Plan shall include, without limitation but in all cases in compliance with Rule 12b-1: (i) compensation to and expenses of brokers or dealers who are members of the National Association of Securities Dealers, Inc. or their officers, sales representatives or employees; (ii) compensation to and expenses of the Distributor and any of its officers, sales representatives and employees, including allocable overhead, travel and telephone expenses, who engage in or support distribution of the Shares; (iii) printing of prospectuses and reports for other than existing shareholders; and
(iv) preparation, printing and distribution of sales literature and advertising materials.

     4.   APPROVAL BY BOARD OF TRUSTEES

          This Plan, as re-adopted, shall not take effect until approved by vote of a majority of both (i) the Board of Trustees of the Trust and (ii) those Trustees of the Trust who are not "interested persons" of the Trust (as defined by the 1940 Act) and whom have no direct or indirect financial interest in the operation of this Plan or any agreements related to it including, without limitation, the Distribution Agreement (the "Rule 12b-1 Trustees") cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

     5.   SELECTION AND NOMINATION OF TRUSTEES

          While this Plan is in effect. the selection and nomination of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

     6.   REPORTS FROM DISTRIBUTOR

          The Distributor shall provide to the Board or Trustees of the Trust, at least quarterly, and the Board shall review, at least quarterly, a written report of the amounts paid hereunder and the purposes for which they were incurred.

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     7.   PRESERVATION OF PLAN RECORDS

          The Fund shall preserve copies of this Plan and any related agreements (including any Distribution Agreement) and all reports made pursuant to
Section 6 hereof, for a period of not less than six years from the date of the
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Plan. Any such agreement or any such report, as the case may be, will be kept for the first two years in an easily accessible place.

     8.   TERM OF PLAN AND RELATED AGREEMENTS

          This Plan, as re-adopted, shall remain in effect no longer than one year from the date of the adoption of this Plan, and shall continue in effect thereafter so long as such continuance is specifically approved at least annually by the Board of Trustees in the manner provided for approval of this Plan in section 4. Any agreements related to this Plan (including any
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Distribution Agreement) shall provide that they shall remain in effect no longer than one year from the date of the adoption of this Plan, and shall continue in effect thereafter so long as such continuance is specifically approved at least annually by the Board of Trustees in the manner provided for approval of this Plan in section 4.
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     9.   TERMINATION OF PLAN AND RELATED AGREEMENTS

          This Plan may be terminated at any time by vote of a majority of (i) the Rule 12b-1 Trustees or (ii) the outstanding voting securities of the Fund. Any agreements related to this Plan (including any Distribution Agreement), shall provide (i) that it may be terminated at any time without the payment of penalty on not more than sixty days written notice by a vote of a majority of
(A) the Rule 12b-1 Trustees or (B) the outstanding voting securities of the Fund, and (ii) that it shall terminate automatically in the event of its assignment.

     10.  AMENDMENT OF PLAN

          This Plan, together with any related agreement (including any Distribution Agreement), (i) may not be materially amended unless such amendment is approved by its Board of Trustees in the manner provided for the initial approval of this Plan in section 4 hereof, and (ii) if such amendment relates to
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a material increase in the amount of compensation payable to the Distributor pursuant to section 2 hereof, unless such amendment is also approved by a vote
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of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

     11.  ADOPTION OF PLAN TO OTHER SERIES

          This Plan may not be adopted with respect to any separate series or portfolio of the Trust other than the Fund (each a "New Fund") unless and until
(i) such adoption is approved by the Board of Trustees in the manner provided for the initial approval of this Plan in section 4 hereof, and (ii) such
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adoption is also approved by a vote of at least a majority (as defined in the
1940 Act) of the outstanding voting securities of the New Fund.

     12.  RULE 12B-1 SAVING CLAUSE

          It is the intent of the Trust that this Plan, and each and every provision hereof, comply with Rule 12b-1 of the 1940 Act and regulatory interpretations thereof, and that each and every provision of this Plan be interpreted and construed to conform to that intent. To the extent that any such provision

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cannot be so construed, such offending provision shall be severed in accordance with section 13 of this Plan.
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     13.  SEVERABILITY

          If any term or provision of this Plan or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Plan, and/or not in compliance with Rule 12b-1 of the 1940 Act, then and, in that event: (i) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable and/or, if applicable, not in compliance with Rule 12b-1 of the 1940 Act) shall be excused as if it had never been incorporated into this Plan, and, in lieu of such excused provision, there shall be added a provision as similar in effect and operation to such excused provision as may be possible and be legal, valid and enforceable and/or, if applicable, in compliance with Rule 12b-1, and (ii) the remaining part of this Plan (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable and/or, if applicable, not in compliance with Rule 12b-1) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

     14.  LIMITATION OF LIABILITY

          The name Meyers Investment Trust is the designation of the Trustees under (i) a Certificate of Trust filed by the Delaware Secretary of State March 25, 1996, as amended by a Certificate of Amendment to Certificate of Trust filed by the Delaware Secretary of State on January 29, 1997, and as further amended from time to time, and (ii) a Trust Instrument dated March 26, 1996, as further amended from time to time, and all persons dealing with the Trust must look solely to the property of such Trust for enforcement of any claims against such Trust as neither the Trustees, officers or agents of the Trust or shareholders of any fund under the Trust assume any personal liability for obligations entered into by the Trust.

          The undersigned, the duly appointed Secretary of the Trust, hereby certifies that: (i) on April 4, 1997, the foregoing Plan of Distribution was unanimously readopted, pursuant to section 4 of the Plan, by (i) the Board of
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Trustees of the Trust and (ii) the Trustees of the Trust who are not interested persons of the Trust and whom have no direct or indirect financial interest in the operation of the Plan of Distribution or any agreement related to the Plan of Distribution (including any Distribution Agreement).



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                                         Secretary

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